Exhibit 99.1

Ondas Holdings Appoints Brigadier General (Res.) Yaniv Rotem to Ondas Autonomous Systems’ Advisory Board

Newly Formed Advisory Board to Support OAS’s Global Expansion and Leadership in Autonomous Drone and AI-Powered Intelligence, Surveillance, and Reconnaissance (“ISR”) Platforms

Mr. Rotem is Former Head of Military R&D at Israel’s Ministry of Defense to Guide Strategic Technology Development

He Brings Deep Expertise in Air Defense, Laser Systems, and Advanced Weapons Programs

BOSTON, MA / August 1, 2025 / Ondas Holdings Inc. (NASDAQ:ONDS) (“Ondas” or the “Company”), a leading provider of private industrial wireless networks and commercial drone and automated data solutions, today announced the appointment of Brigadier General (Res.) Yaniv Rotem to the Advisory Board of its subsidiary, Ondas Autonomous Systems (“OAS”). Mr. Rotem brings decades of leadership experience in Israeli defense R&D, weapons systems innovation, and business development. His guidance will help shape OAS’s strategic direction in emerging technologies and global defense partnerships.

“Yaniv’s appointment brings seasoned insight at the nexus of defense innovation and strategic technology deployment,” said Eric Brock, Chairman and CEO of Ondas. “His experience in scaling complex defense systems and forging global partnerships will be instrumental as we advance autonomous and AI-driven ISR solutions. This appointment builds on Ondas’ broader effort to expand our leadership and advisory capabilities as we scale the Optimus and Iron Drone Raider platforms globally and execute our strategic growth plan. Yaniv will advise on technical development priorities, strategic collaborations, and integration pathways for new defense technologies across ISR, counter-UAS, and next-generation autonomy.”

Mr. Rotem most recently served as Head of Research & Development (DDR&D) at the Israel Ministry of Defense, overseeing advanced programs in missile systems, airborne laser defense, multi-domain command-and-control and many other systems. His track record in guided weapons, AI-enabled ISR, and operational deployment uniquely positions him to support OAS’s product roadmap and market positioning.

“I am pleased to support Ondas at this pivotal stage,” said Mr. Rotem. “OAS’s technologies and their integrated approach, combining autonomy, software and unmanned aerial vehicle swarms, is the right foundation for next-generation defense and security applications. I look forward to advising on technology roadmaps and international go-to-market strategies.”

This appointment is aligned with Ondas’ 2025 strategic roadmap to deliver modular, AI-powered drone systems for critical defense and homeland security missions. With Mr. Rotem’s support, OAS will continue to pursue innovation across autonomy, layered intelligence, and mission-specific command and control applications for allied defense and security forces.

Mr. Rotem’s appointment also marks the formal launch of the Ondas Autonomous Systems’ Advisory Board, established in July 2025 to support OAS’s growth as a global leader in autonomous drone and AI-powered ISR platforms. The Advisory Board will provide strategic guidance across product development, business development, and ecosystem partnerships, while broadening engagement with government agencies, defense and security customers, critical infrastructure operators and ecosystem partners. Comprised of distinguished leaders with deep expertise in military, intelligence, and security sectors, the Advisory Board will play a key role in advancing OAS’s mission, strengthening its global competitive position, and accelerating value creation for Ondas’ shareholders.

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq: ONDS) is a leading provider of autonomous drone and private wireless solutions through its business units Ondas Autonomous Systems (OAS) and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

OAS offers a portfolio of best-in-class AI-driven defense and security drone platforms that are currently deployed globally to protect and secure sensitive locations, populations, and critical infrastructure. Operating via its wholly owned subsidiaries, American Robotics and Airobotics, OAS offers the Optimus System—the first U.S. FAA-certified sUAS for automated aerial security and data capture—and the Iron Drone Raider—an autonomous counter-UAS system designed to neutralize hostile drones.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Holdings: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

Preston.grimes@ondas.com